EXHIBIT 10.1 FORM OF SHAREHOLDERS AGREEMENT by and among VECTRUS, INC. and THE SHAREHOLDERS THAT ARE SIGNATORIES HERETO Dated as of [•], 2022

SHAREHOLDERS AGREEMENT THIS SHAREHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [•], 2022, is made by and among Vectrus, Inc., an Indiana corporation (the “Company”), and the shareholders of the Company who are or become signatories hereto (each, a “Shareholder” and, collectively, the “Shareholders”). RECITALS WHEREAS, on March 7, 2022, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Andor Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of the Company (“Merger Sub Inc.”), Andor Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of the Company (“Merger Sub LLC”), and Vertex Aerospace Services Holding Corp., a Delaware corporation (“Virgo”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein: (a) Merger Sub Inc. will merge with and into Virgo (the “First Merger”), with Virgo being the surviving corporation of the First Merger (Virgo, in its capacity as the surviving corporation of the First Merger, the “First Merger Surviving Corporation”); and (b) immediately following the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub LLC being the surviving entity of the Second Merger and a wholly owned Subsidiary of the Company; WHEREAS, prior to the First Merger, the Shareholders collectively owned 100% of the issued and outstanding shares of Virgo’s common stock; WHEREAS, as a condition to the closing of the Mergers, the Company and the Shareholders have entered into this Agreement; and WHEREAS, the Company and the Shareholders desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Shareholders and the Company upon and after the consummation of the Mergers. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the Parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows: ARTICLE 1 DEFINITIONS Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings: “2024 Meeting” has the meaning set forth in Section 3.01(b)(iii)(A). “Affiliate” means (a) with respect to any AIP Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and

- 2 - includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person and (b) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that for purposes hereof, (i) each AIP Party shall be deemed to be an Affiliate of every other AIP Party, (ii) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Shareholder, and (iii) except as set forth in clause (i) above, no Shareholder shall be deemed to be an Affiliate of any other Shareholder. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise. “Agreement” has the meaning set forth in the preamble. “AIP Designees” has the meaning set forth in Section 3.01(b)(i). “AIP Nominee” has the meaning set forth in Section 3.01(b)(iii)(A). “AIP Parties” means, collectively, Vertex Aerospace Holdco LLC, A Delaware limited liability company, and Affiliates of such Person to whom Company Shares are Transferred by a Shareholder after the date of this Agreement in accordance with this Agreement. “Appointment Period” has the meaning set forth in Section 3.01(a). “Beneficially Own” has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, but without reference to clause (d)(1) of such Rule. “Board of Directors” means the board of directors of the Company. “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to close. “Capital Stock” means the Company Shares and any other class or series of capital stock or other equity securities of the Company, whether authorized or issued as of or after the date of this Agreement. “Company” has the meaning set forth in the preamble. “Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations or any other similar transaction occurring after the date hereof. “Cure Period” has the meaning set forth in Section 3.06. “Defaulting Shareholder” has the meaning set forth in Section 3.06.

- 3 - “Director” means a member of the Board of Directors. “Fall Away Event” has the meaning set forth in Section 3.01(b)(i). “First Merger” has the meaning set forth in the recitals. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Governing Documents” means the articles of incorporation of the Company, as amended, modified or restated from time to time, and the by-laws of the Company, as amended, modified or restated from time to time. “Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or commission. “Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as determined by the Board of Directors without the vote of such Director (or, in the case of an AIP Designee, any other AIP Designee that the remaining Directors have not determined to be an Independent Director). “Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder. “Merger Agreement” has the meaning set forth in the recitals. “Merger Sub Inc.” has the meaning set forth in the recitals. “Merger Sub LLC” has the meaning set forth in the recitals. “Mergers” has the meaning set forth in the recitals. “Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are within such party’s direct or indirect control (it being understood that anything within the control of the Board of Directors shall be deemed to be within the control of the Company) permitted by applicable Law, applicable stock exchange rules and listing standard then in effect, and by the Governing Documents) necessary or advisable to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares or soliciting proxies, if applicable, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or

- 4 - designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed, to the extent permitted under the Governing Documents and applicable Law, in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) assuming receipt of all information reasonably required to be provided by any Shareholder or other Person, making, or causing to be made, with governmental, administrative or regulatory authorities, any filings, registrations or similar actions that are required to achieve such result. “Observer” has the meaning set forth in Section 3.01(e). “Ownership Threshold” has the meaning set forth in Section 3.01(b)(i). “Party” means the Company and the Shareholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.02. “Permitted Transferee” means in the case of any Shareholder, an Affiliate of such Shareholder. “Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof. “Potential Transferee” has the meaning set forth in Section 3.03(a)(ii). “Proxy Holder” has the meaning set forth in Section 3.06. “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Shareholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith. “Representative” means, with respect to any Person, all officers, directors, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Requisite Consent” has the meaning set forth in Section 3.01(a). “SEC” means the U.S. Securities and Exchange Commission. “Second Merger” has the meaning set forth in the recitals. “Shareholder” and “Shareholders” have the meaning set forth in the preamble. “Shareholder Reserved Matter” has the meaning set forth in Section 3.05(a). “Significant Subsidiary” means any Subsidiary of the Company that is considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. “Stock Equivalents” means any security or instrument that is, by its terms, directly or indirectly, convertible into or exchangeable or exercisable (at any time or upon the occurrence of any event

- 5 - or contingency and without regard to any vesting or other conditions) for Capital Stock, and any option, warrant, performance stock unit, restricted stock unit or other right to subscribe for, purchase or acquire Capital Stock or Stock Equivalents, disregarding any restrictions or limitations on the exercise of such rights and including, for the avoidance of doubt, any note or debt security or instrument convertible into or exchangeable for Capital Stock. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Total Revenue” of any Person means the consolidated total revenue of such Person and its Subsidiaries, as determined in accordance with GAAP, as shown on the income statement of such Person for the most recently completed fiscal year of such Person or as calculated by reference to the income statements of such Person for the four most recently completed fiscal quarters. “Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any Company Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, which has assets in addition to Company Shares that represent a majority of the fair market value of such Shareholder or the direct or indirect parent thereof, as applicable, shall not constitute a “Transfer” of Company Shares for purposes of this Agreement, provided that such transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition does not have the intent of circumventing the restrictions on Transfer hereunder. For the avoidance of doubt, it is understood and agreed that any change in ownership of any general partner or management company of any of the AIP Parties in accordance with the terms of the organizational documents of the applicable fund or management company, as applicable, shall not be deemed to be a “Transfer” by the AIP Parties or any of their respective Affiliates. “Virgo” has the meaning set forth in the recitals. Section 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

- 6 - (b) The words “hereof,” “herein,” “hereby,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified. (c) The term “including” is not limiting and means “including without limitation.” (d) The term “or” is not exclusive. (e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. (g) Any agreement, instrument, statute, rule, regulation or listing standard defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, rule, regulation or listing standard as from time to time amended, modified or supplemented, unless otherwise specifically indicated. (h) References to a Person are also to its permitted successors and assigns. (i) Unless otherwise specifically indicated, all references to “dollars” and “$” shall be deemed references to the lawful money of the United States of America. (j) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. ARTICLE 2 REPRESENTATIONS AND WARRANTIES Each of the Parties hereby represents and warrants, solely with respect to itself, severally but not jointly, to each other Party that: Section 2.01. Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the Laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar Laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally. Section 2.02. Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would

- 7 - constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder. Section 2.03. Consents. Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except, in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder. ARTICLE 3 GOVERNANCE Section 3.01. Board of Directors. (a) On the date of this Agreement, each of the Company and the Shareholders shall take all Necessary Action to cause the number of Directors constituting the Board of Directors to be fixed at 11 Directors. From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares (such period, the “Appointment Period”), the Company shall not change the number of Directors constituting the Board of Directors without the prior written approval of the AIP Parties holding a majority of the Company Shares then held by the AIP Parties (the “Requisite Consent”). (b) During the Appointment Period, subject to the allocation of the AIP Designees among the classes of Directors pursuant to the Governing Documents and applicable Law: (i) the AIP Parties shall have the right, but not the obligation, to designate, from time to time, (A) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 36% of the then outstanding Company Shares, five designees for nomination and election to the Board of Directors, (B) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 32% of the then outstanding Company Shares, four designees for nomination and election to the Board of Directors, (C) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 28% of the then outstanding Company Shares, three designees for nomination and election to the Board of Directors, and (D) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares, two designees for nomination and election to the Board of Directors (such designees set forth in clauses (A) through (D) of this Section 3.01(b)(i), the “AIP Designees”), and at any such time that the Shareholders cease to Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares, the AIP Parties shall no longer have any right to designate any nominee for election to the Board of Directors pursuant to this Agreement; provided that, if at any time the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equaling less than any of the thresholds set forth in clauses (A) through (D) (any such time, a “Fall Away Event” and any such threshold, an “Ownership Threshold”), then the

- 8 - AIP Parties’ designation right(s) with respect to such Ownership Threshold shall fall away and no longer apply to the AIP Parties from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such applicable Ownership Threshold; (ii) the Company and the Shareholders shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including by nominating and appointing AIP Designees or, to the extent permitted under the Governing Documents and applicable Law, removing AIP Designees (at the request of the AIP Parties) and promptly filling any vacancies created by reason of death, disability, retirement, removal or resignation of the AIP Designees with a new AIP Designee); (iii) at any meeting of the Company’s shareholders, however called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought or obtained by or from the shareholders of the Company: (A) for the election of Directors: (1) each Shareholder shall vote all of the Company Shares held by such Shareholder in favor of each AIP Designee; (2) with respect to the election of nominees who are not AIP Designees, (a) until the Company’s 2024 annual shareholders meeting (the “2024 Meeting”), each Shareholder shall vote all of the Company Shares held by such Shareholder in accordance with the recommendations of the Nominating and Governance Committee of the Board of Directors; and (b) beginning at the 2024 Meeting and at each annual meeting thereafter: (i) each Shareholder may vote, in its sole discretion, all of the Company Shares held by such Shareholder in favor of one additional nominee who is not an AIP Designee; provided that, if the number of Directors constituting the Board of Directors is increased above 11, then the number of additional nominees under this clause (i) shall automatically increase by such number of additional Directors (each such additional nominee or nominees, as applicable, an “AIP Nominee”); (ii) with respect to any uncontested election of a nominee who is not an AIP Designee or an AIP Nominee, each Shareholder shall vote the Company Shares held by such Shareholder in the same manner as, and in the same proportion to, all shares voted by holders of Company Shares, excluding the votes or actions of the Shareholders with respect to the Company Shares of the Shareholders; and (iii) with respect to any contested election of a nominee who is not an AIP Nominee or an AIP Designee, each Shareholder shall vote the Company Shares held by such Shareholder, at such Shareholder’s option, (x) in accordance with the recommendations of the Nominating and Governance Committee of the Board of Directors or (y) in the same manner as, and in the same proportion to, all shares voted by holders of Company Shares, excluding the votes or actions of the Shareholders with respect to the Company Shares of the Shareholders; (B) for all other proposals or resolutions to be voted on by the shareholders of the Company, each Shareholder may vote all of the Company Shares held by such Shareholder in its sole discretion; (iv) the Company shall include the AIP Designees in the slate of nominees recommended by the Board of Directors and in the Company’s proxy statement or notice of each meeting at which Directors are to be elected and shall take all Necessary Action and use

- 9 - commercially reasonable efforts to cause the AIP Designees to be elected or appointed to the Board of Directors, including by nominating such designees to be elected as Directors; (v) upon reasonable prior written notice by the Company to the AIP Parties, the AIP Parties shall (A) use commercially reasonable efforts to supply to the Company, prior to any nomination or appointment of an AIP Designee and on an on-going basis, as necessary, customary and reasonable (1) information and materials of a similar type and scope as the Company reasonably requires from the other members of the Board of Directors that is required to be disclosed (x) in proxy statements under applicable Law or (y) otherwise in connection with the Company’s legal, regulatory, auditor or stock exchange requirements (including, if applicable, any Directors’ questionnaire or similar document), and (B) deliver to the Company an executed consent in the same form as the Company reasonably requires from the other members of the Board of Directors in the ordinary course of business consistent with past practices, from each of the AIP Designees to be named as a nominee in any proxy statement or similar materials for any annual meeting or special meeting of shareholders and to serve as a Director if so elected; (vi) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 36% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be four; (vii) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 32% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be three; (viii) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 28% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate

- 10 - pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be two; and (ix) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 25% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and shall cause each of the remaining AIP Designees to tender his or her immediate resignation from the Board of Directors. In the event that any AIP Designee is required to tender his or her resignation pursuant to subparts (vi) – (ix) above, then the Board of Directors, acting by a majority of the Directors who are not AIP Designees, may determine whether to accept such resignation effective immediately, reject such resignation or agree to an alternative arrangement until such AIP Designee’s successor is elected or appointed to serve on the Board of Directors. (c) Unless otherwise consented to in writing by the AIP Parties, the Company shall take all Necessary Action to cause the 2024 Meeting to be held on or about May 6, 2024 or an earlier date. (d) Any nominee designated by the AIP Parties pursuant to this Section 3.01 may be removed, from time to time and at any time, by the AIP Parties upon notice to the Company, to the extent permitted under the Governing Documents and applicable Law. Neither the Company nor any other Shareholder shall take action to remove or cause the removal of any AIP Designee other than for cause. (e) Subject to the provisions of this Section 3.01(e), the Person designated by the Company pursuant to Section 1.07(g) of the Merger Agreement to observe meetings of the Board of Directors (the “Observer”) shall, until the earlier of (i) three years from the date of this Agreement, (ii) the Observer’s death, disability, retirement or resignation or (iii) such time as may be determined by a majority of the Directors who are not AIP Designees, be entitled to observe all meetings of the Board of Directors, solely in the capacity of a non-voting observer. The Observer shall be entitled to such compensation (and reimbursement of expenses) to serve as an observer (for so long as he or she serves as the Observer) commensurate with the compensation paid (and entitlement to reimbursement of expenses) to non-management directors on the Board of Directors. In no event shall the Observer be considered or deemed to be a director or present (or required to be present) for purposes of a quorum, nor shall the Observer have any right to vote on, consent to or otherwise approve any activity or policy of the Company or any activity or policy taken or adopted by the Board of Directors. The Board of Directors may, as determined in the reasonable discretion of a majority of the Board of Directors, exclude the Observer from any meeting of the Board of Directors (or any portion thereof), and the Board of Directors shall not be required to provide the Observer with written materials, to the extent necessary to maintain the attorney-client privilege with respect to any communication. For the avoidance of doubt, this Section 3.01(e) does not entitle the Company to designate or otherwise cause the appointment of any replacement or successor to its original appointee to the position of Observer.

- 11 - (f) The Company shall enter into indemnification agreements and maintain directors and officers liability insurance for the benefit of each AIP Designee elected or appointed to the Board of Directors with respect to all periods during which such individual is a member of the Board of Directors, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s then current directors and officers liability insurance policy, and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect. The Company shall provide each AIP Designee (other than, solely with respect to director fees and equity awards, any partner, director, officer or employee of any AIP Party or any of its Affiliates (excluding for the avoidance of doubt the Company and its Subsidiaries)) with all benefits (including all fees, awards, other compensation arrangements and entitlements) in accordance with the Company’s written policies and on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles. (g) The Company shall reimburse the AIP Designees for all reasonable out-of-pocket expenses incurred in connection with their duties as Directors, including their attendance at meetings of the Board of Directors and any committees thereof, in accordance with the Company’s applicable written policies in effect at such time. (h) The Company and the Shareholders each acknowledge that each of the Observer and the AIP Designees, respectively, will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Directors, including the Company’s code of business conduct and ethics, securities trading policies, Directors’ confidentiality policy, and corporate governance guidelines, and, subject to Section 3.03(a) below, preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board of Directors or committees of the Board of Directors. Section 3.02. Committees. (a) During the Appointment Period: (i) the AIP Parties shall have the right to designate (A) for so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, two AIP Designees to serve on each committee of the Board of Directors, and (B) for so long as there is at least one AIP Designee serving as a Director, one AIP Designee to serve on each committee of the Board of Directors, in each case, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect; provided that, if there is a Fall Away Event in respect of any of the Ownership Thresholds in clauses (A) and (B), then the AIP Parties’ committee designation right(s) in respect of such Ownership Threshold shall fall away and no longer apply to the AIP Parties (or, for the avoidance of doubt, any other Shareholder) from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such applicable Ownership Threshold;

- 12 - (ii) each committee of the Board of Directors shall consist of four Directors unless otherwise approved by a majority of the AIP Designees and a majority of the Directors who are not AIP Designees; (iii) each committee shall consist of at least two Directors who are not AIP Designees; and (iv) the audit committee of the Board of Directors shall be comprised entirely of independent directors (in accordance with the applicable listing standards of NYSE); provided that if, at any time during the Appointment Period, the AIP Parties are unable to designate the full amount of AIP Designees to the audit committee of the Board of Directors as a result of this clause (iv), then immediately upon any AIP Designee being determined to be an Independent Director (A) the AIP Parties shall be entitled, upon written notice to the Company, to immediately designate such number of AIP Designees to the Audit Committee that are (x) Independent Directors and (y) permitted pursuant to Section 3.02(a)(i) and (B) following such notice in clause (A), the Company shall take all Necessary Action to have a corresponding number of Directors that are not AIP Designees then serving on the Audit Committee to promptly resign. (b) The Company and the Shareholders shall take all Necessary Action to cause each committee to be constituted as set forth in this Section 3.02. The Company shall use commercially reasonable efforts to cause the appointment of the Directors designated by the AIP Parties to the committees of the Board of Directors in accordance with this Section 3.02. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not and shall not be construed in any way to limit the ability of any AIP Designee to serve as the chairperson of any committee of the Board of Directors. Section 3.03. Information; Duties. (a) During the Appointment Period: (i) the Company and the Shareholders agree that: (A) the AIP Designees may share confidential, non-public information about the Company with the AIP Parties and their respective Affiliates (other than any portfolio companies thereof), in each case, for the internal use by the AIP Parties and their respective Affiliates of any such information in connection with their investment in the Company and (B) the AIP Parties and their respective Affiliates and each of their respective Representatives shall have the right to consult with the auditors and senior management of the Company and to review the Company’s books and records upon reasonable advance notice, in each case, to the extent reasonably requested in connection with their investment in the Company, including any potential sales thereof; provided that, in each of clauses (A) and (B) above, such Persons (1) are advised of the confidential nature of the information and enter into customary agreements in favor of the Company to keep any such confidential, non-public information about the Company confidential (except as may be required by applicable Law or applicable stock exchange rules or listing standards then in effect) and agree to comply with all applicable securities Laws in connection therewith, and (2) the applicable Shareholder shall be responsible for any breach by any such Person of such agreement and the confidentiality obligations thereunder; provided further, that the Company may cause the AIP Designees to withhold such information from such Persons (X) if the Company reasonably determines in good

- 13 - faith, after consulting with counsel, that access to such information would be reasonably likely to result in the loss of privilege with respect to legal advice, (Y) if the Board of Directors reasonably determines, after consulting with counsel (with internal counsel being sufficient) that access to such information would be reasonably likely to violate applicable Law or any contractual or other obligation to which the Company or any Company Subsidiary is subject, or (Z) that the Board of Directors reasonably determines is a competitor of the Company, in the case of clauses (X) and (Y) of this Section 3.03(a)(i), so long as the Company has used commercially reasonable efforts to provide the information in a manner not otherwise inconsistent with this Section 3.03(a)(i) and notified, or permitted the AIP Designees to notify, such Persons that the information has not been provided; (ii) upon reasonable advance notice from the AIP Parties, the Company shall afford, and shall cause its Subsidiaries to afford, to any bona fide potential transferee of all or a portion of the AIP Parties’ Company Shares (a “Potential Transferee”), and to the Representatives of any Potential Transferee, during the normal business hours of the Company and its applicable Subsidiaries, to reasonable and customary due diligence information, as determined by the Company in its reasonable discretion, including the books, contracts, and records of the Company, solely for the purposes of negotiating and consummating a Transfer of all or a portion of the AIP Parties’ Company Shares to such Potential Transferee, provided that (A) such Potential Transferee and its Representatives are advised of the confidential nature of the information and such Potential Transferee enters into a customary agreement in favor of the Company, in form and substance reasonably acceptable to the Company (with the Company’s approval thereof not to be unreasonably withheld, conditioned or delayed), to keep any such confidential, non-public information about the Company confidential (except as may be required by applicable Law), not to use any such confidential, non-public information about the Company other than for the purposes of considering, negotiating and consummating a Transfer of all or a portion of the AIP Parties’ Company Shares, and agrees to comply with all applicable securities Laws in connection therewith, and (B) the AIP Parties shall be responsible to the Company for any breach by any such Potential Transferee and/or its Representatives of such agreement and the confidentiality obligations thereunder; provided, however, that the Company shall have no obligation hereunder with respect to any Potential Transferee that the Board of Directors reasonably determines to be a competitor of the Company; provided further, that for purposes of this Section 3.03(a)(ii), subject to the establishment of appropriate “clean team” or other appropriate arrangements, (X) no Potential Transferee that is a financial sponsor or private equity fund shall be deemed or determined to be a competitor of the Company because a portfolio company of such sponsor or fund is a competitor of the Company unless such portfolio company is the Potential Transferee and (Y) no Potential Transferee that is a portfolio company of a financial sponsor or private equity fund shall be deemed or determined to be a competitor of the Company because another portfolio company of such sponsor or fund is a competitor of the Company unless such other portfolio company is the Potential Transferee; provided, further, that in no event shall the Company or any of its Subsidiaries be required to afford, and in no event shall any AIP Party afford or otherwise disclose to any Potential Transferee any information that the Company may cause the AIP Designees to withhold pursuant to Section 3.03(a)(i); and (iii) at any time during which the Company is no longer subject to the periodic reporting obligations under the Securities Exchange Act of 1934, the Company shall deliver to the AIP Parties, within 10 days after the Company would have been required to file the relevant report

- 14 - with the SEC (as if the Company were a non-accelerated filer), consolidated balance sheets of the Company, including footnotes, and the related consolidated statements of income, cash flows and shareholders’ equity, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year of the Company. (b) The Company and the Shareholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the AIP Parties (in their capacity as Shareholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by applicable Law, have no duty to consider the interests of the Company or the other Shareholders or any other shareholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement. (c) For the avoidance of doubt, this Section 3.03 shall be in addition to and without prejudice with regard to any other information rights to which the AIP Parties are entitled pursuant to the Governing Documents or applicable Law. Section 3.04. Controlled Company. (a) Unless a majority of the AIP Designees and a majority of the Directors each determine otherwise, for so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Shareholders acknowledge and agree that, as of the date of this Agreement and effective as of the consummation of the Mergers and the issuance of Company Shares pursuant thereto, the Company is a “controlled company.” If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect. (b) After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties shall cause a sufficient number of their designees to qualify as Independent Directors to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect. Section 3.05. Shareholder Reserved Matters. (a) From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, the following matters (“Shareholder Reserved Matters”) shall require the Requisite Consent from the AIP Parties: (i) the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Company or a Significant Subsidiary;

- 15 - (ii) the issuance of any Capital Stock or Stock Equivalents representing, individually or collectively with all issuances of Capital Stock and Stock Equivalents within the preceding 36-month period, greater than 10% of the outstanding Company Shares, excluding any Company Shares or Stock Equivalents issued in connection with any acquisition by the Company or any Subsidiary of the Company of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary of the Company by any other manner of any business, properties, assets, or Persons, in each case, approved by a majority of the Board of Directors; (iii) any redemption, acquisition or other purchase of any Capital Stock or series of capital redemptions, acquisitions or purchases which, individually or in the aggregate, are in excess of $50.0 million during any fiscal year; (iv) any repeal, amendment or modification to the Governing Documents that would (A) adversely affect any right or protection of an AIP Designee existing at the time of, or increase the liability (actual or potential) of any AIP Designee with respect to, any acts or omissions occurring prior to, such repeal amendment or modification; (B) change (1) the name of the Company, (2) the jurisdiction of incorporation of the Company, (3) the location of the Company’s principal executive offices or (4) the purpose or purposes for which the Company is incorporated; or (C) restrict, limit or otherwise adversely affect the ability of the Company to fulfill its obligations pursuant to this Agreement; (v) any dividend or distribution to holders of the Company Shares (A) declared or payable on a non-pro rata basis or (B) where the aggregate amount of dividends or distributions declared or payable exceeds $25.0 million during any fiscal year; (vi) any merger, amalgamation or consolidation (or other transaction having a similar effect) of the Company or any Significant Subsidiary with any other Person, spinoff of a business of the Company or any similar transaction, in each case, for consideration having a fair market value, as reasonably determined by the Board of Directors, as of the date of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries; (vii) any acquisition by the Company or any Subsidiary of the Company of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary of the Company by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions, in each case, having an enterprise value, as reasonably determined by the Board of Directors at the time of its approval of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries, except for any such acquisitions of inventory or equipment in the ordinary course of business consistent with past practice; (viii) the sale, conveyance transfer or other disposition of assets of the Company and its Subsidiaries in one transaction or a series of related transactions, in each case, for consideration having a fair market value, as reasonably determined by the Board of Directors at the time of its approval of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries, except for any such sales, transfers or dispositions of assets in the ordinary course of business consistent with past practice;

- 16 - (ix) any joint venture or similar business alliance requiring the Company or its Subsidiaries to (A) contribute assets (including any required capital contributions) and/or (B) assume liabilities having a fair market value, in the aggregate in respect of clauses (A) and (B), as reasonably determined by the Board of Directors, that exceeds $20.0 million; (x) any agreement providing for or making any capital expenditures or series of related capital expenditures which, individually or in the aggregate, are in excess of $50.0 million during any fiscal year; provided that, solely in the case of this Section 3.05(a)(x), the AIP Parties shall respond to any request from the Company for the Requisite Consent of the AIP Parties as promptly as reasonably practicable (and in any event, within five Business Days); (xi) any incurrence of Indebtedness (as defined in the Merger Agreement) (excluding (A) any incurrence of such Indebtedness under any credit facility of the Company or its Subsidiaries in existence on the date of this Agreement or (B) any incurrence of Indebtedness (as defined in the Merger Agreement) in the ordinary course of the Company’s business from time to time under any then-existing asset-based loan or revolving credit facility of the Company or its Subsidiaries, in each case, which such asset-based loan or revolving credit facility was entered into in compliance with this clause (xi)) that causes the Company’s total net leverage ratio (as determined by the Board of Directors in accordance with the methodology set forth in the Company’s then-existing senior credit facility, if applicable, and otherwise as determined by the Board of Directors in its reasonable discretion using recognized methodologies therefor) to exceed 4.5; (xii) the (A) termination of the employment of the chief executive officer or chief financial officer of the Company or (B) hiring of a replacement chief executive officer or chief financial officer of the Company; and (xiii) any designation to the Board of Directors contrary to the provisions regarding designation of Directors set forth in Section 3.01 or the Governing Documents; provided that, if there is a Fall Away Event in respect of the Ownership Threshold in this Section 3.05(a), then the voting obligations of the Shareholders under this subsection shall fall away and no longer apply from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such Ownership Threshold. (b) For so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, the Company shall not take any substantial action or step or otherwise engage in or incur significant expense in respect of any Shareholder Reserved Matter without having first received the Requisite Consent. (c) From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, (i) each Shareholder shall vote its Company Shares at any annual or special meeting of shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of

- 17 - shareholders, in favor of any Shareholder Reserved Matter if AIP Parties representing the Requisite Consent have given advance written notice to each Shareholder that they are in favor of the approval of the Shareholder Reserved Matter, and (ii) each Shareholder shall vote its Company Shares at any annual or special meeting of shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of shareholders, against any Shareholder Reserved Matter unless AIP Parties representing the Requisite Consent have first given written notice to each other Shareholder that they are in favor of the approval of such Shareholder Reserved Matter; provided that, if there is a Fall Away Event in respect of the Ownership Threshold in this Section 3.05(b), then the voting obligations of the Shareholders under this subsection shall fall away and no longer apply from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such Ownership Threshold. During the Appointment Period, the Shareholders shall take all Necessary Action to ensure that no Shareholder Reserved Matter is approved by the shareholders of the Company unless the AIP Parties have given the Requisite Consent. Section 3.06. Irrevocable Proxy. Solely for purposes of Section 3.01 and Section 3.05, and in order to secure the performance of each Shareholder’s obligations under Section 3.01 and Section 3.05, each Shareholder hereby irrevocably appoints each AIP Party that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Shareholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Shareholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 3.01 or Section 3.05 (each such Shareholder, a “Defaulting Shareholder”). Each Defaulting Shareholder shall have five Business Days from the date of a request for such vote or written consent (such period, the “Cure Period”) to cure such failure. If, after the Cure Period the Defaulting Shareholder has not cured such failure, each AIP Party shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Shareholder’s Company Shares for the purposes of taking the actions required by Section 3.01 or Section 3.05 (such Shareholder, a “Proxy Holder”). Each Shareholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.06 with respect to the Company Shares owned by such Shareholder. Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.06 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms. ARTICLE 4 RESTRICTIONS ON TRANSFER AND OTHER MATTERS Section 4.01. Limitations on Transfer. Except as otherwise expressly provided in Section 4.02 or approved by a majority of the Directors who are not AIP Designees from the date of this Agreement until the close of business on the date that is six months after the date of this Agreement, no Shareholder shall be entitled to Transfer any of its Company Shares.

- 18 - Section 4.02. Transfer to Permitted Transferees. Notwithstanding the provisions of Section 4.01, a Shareholder may Transfer any or all of its Company Shares at any time to a Permitted Transferee; provided, that such Permitted Transferee shall agree in writing that it shall, upon such Transfer, assume with respect to such Company Shares the transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Shareholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such transferor in respect of the Company Shares. Section 4.03. Limitations on Acquisitions. The AIP Parties shall not, directly or indirectly, without the prior approval by a majority of the Directors who are not AIP Designees, acquire, offer or propose to acquire, directly or indirectly, Company Shares that would result, after giving effect to such acquisition, in the AIP Parties Beneficially Owning greater than 62.5% of the outstanding Company Shares. Section 4.04. Legend. (a) Each certificate or book-entry account evidencing the Company Shares held by a Shareholder shall bear a restrictive legend in substantially the following form: “THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THAT CERTAIN SHAREHOLDERS AGREEMENT, DATED AS OF [•], 2022. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.” (b) If the restrictive legend set forth in Section 4.04(a) has ceased to be applicable, or upon request by a Shareholder proposing to Transfer Company Shares pursuant to any Transfer permitted under this Agreement, the Company shall promptly provide such Shareholder, or its transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased and terminated. Section 4.05. Impermissible Transfers. In the event of a purported Transfer by a Shareholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

- 19 - Section 4.06. Standstill. During the Appointment Period, except with respect to an AIP Nominee, the AIP Parties shall not, and shall cause their respective Affiliates to whom they have provided confidential information regarding the Company not to, directly or indirectly, in each case without the prior approval by a majority of the Directors who are not AIP Designees: (a) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote or deliver a written consent with respect to, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of, any Company Shares (other than any of the foregoing done on behalf of the Company); (b) make any public request or public proposal to amend, waive or terminate any provision of this Section 4.06; or (c) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding any of the matters referred to in clause (a) or (b) of this Section 4.06, or publicly announce an intention to do, or enter into any arrangement or understanding or discussions with others to do, any of the actions restricted or prohibited under such clause (a) or (b) of this Section 4.06. For the avoidance of doubt, the restrictions set forth in this Section 4.06 shall not be deemed to restrict any actions taken by the AIP Designees solely in their capacity as Directors at any meeting (or action by written consent) of the Board of Directors, or any applicable committee of the Board of Directors, in a manner required by their fiduciary duties as Directors under applicable Law. ARTICLE 5 GENERAL PROVISIONS Section 5.01. Further Assurances. The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company and the Shareholders shall take or cause to be taken all Necessary Action to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement. Section 5.02. Assignment; Benefit. The rights and obligations of the Parties hereunder shall not be assigned without the prior written consent of the Company and the Requisite Consent of the AIP Parties, except in connection with a Transfer of Company Shares to a Permitted Transferee in compliance with Section 4.02. Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns. Section 5.03. Pledges. Upon the request of any AIP Party that wishes to pledge, hypothecate or grant security interests in any or all of the Company Shares held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company shall reasonably cooperate with each such AIP Party, at the sole cost and expense of such AIP Party, in taking action reasonably necessary to facilitate any such pledge, hypothecation or grant, including delivery of customary letter agreements to lenders that such lenders may reasonably request (which may include customary agreements by the Company in respect of the exercise of remedies by such lenders).

- 20 - Section 5.04. Termination; Survival. This Agreement shall automatically terminate and be of no further force or effect on the expiration of the Appointment Period; provided that termination of this Agreement shall not relieve any Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, the provisions of this Article 5 and any claim for breach of the covenants set forth in this Agreement shall survive the termination of this Agreement. Section 5.05. Subsequent Acquisition of Shares; Other Activities. Any Company Shares acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement. For the avoidance of doubt, Company Shares acquired by any Affiliate of any Shareholder (other than Company Shares acquired pursuant to this Agreement) shall not be subject to the terms and conditions of this Agreement. Section 5.06. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by applicable Law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. Section 5.07. Entire Agreement. This Agreement, the Governing Documents, the Registration Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein. Section 5.08. Amendment; Waiver. This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Company and the Requisite Consent of the AIP Parties. The Company shall give prompt written notice of any amendment, modification, supplement, waiver or termination hereunder to any Party that did not consent in writing thereto. Any amendment, modification, termination, supplement, waiver or termination effected in accordance with this Section 5.08 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, supplement, waiver or termination. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions. Section 5.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Section 5.10. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and

- 21 - shall be deemed to have been duly given, made or delivered upon receipt) by (a) personal hand- delivery, (b) electronic mail, (c) mailing in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or (d) nationally recognized air courier guaranteeing overnight delivery, in each case, addressed to the Company or the AIP Parties at the address set forth below or to the applicable Shareholder (other than the AIP Parties) at the address indicated on Annex A hereto (or at such other address for a Shareholder as shall be specified by like notice): If to the Company: Vectrus, Inc. 7901 Jones Branch Drive, Suite 700 McLean, VA 22102 Attention: Kevin T. Boyle Email: kevin.boyle@vectrus.com with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attention: Kenneth M. Wolff E-Mail: kenneth.wolff@skadden.com If to the AIP Parties: American Industrial Partners 450 Lexington Avenue, 40th Floor New York, New York 10017 Attention: Dino Cusumano Joel Rotroff Nikhil Bodade E-Mail: dino@americanindustrial.com jrotroff@americanindustrial.com nikhil@americanindustrial.com notices@americanindustrial.com with a copy to: Jones Day 250 Vesey Street New York, New York 10281 Attention: James Dougherty Justin Macke Email: jpdougherty@jonesday.com jamacke@jonesday.com Section 5.11. Governing Law. This Agreement and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the Parties in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the Laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the Law of another jurisdiction, subject, in all respects, to any expressly applicable provisions of the Indiana Business Corporation Law.

- 22 - Section 5.12. Jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.10, and nothing in this Section 5.12 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Section 5.13. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The Company or any Shareholder may file an original counterpart or a copy of this Section 5.13 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury. Section 5.14. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall oppose the granting of an injunction or specific performance as provided herein or raise the defense that there is an adequate remedy at law. The remedies available to the Parties pursuant to this Section 5.14 shall be in addition to and without prejudice with regard to any other remedy to which the Parties are entitled at law or in equity.

- 23 - Section 5.15. Marketing Materials. The Company grants the AIP Parties permission to use the Company’s name and logo (including any name or logo adopted by the Company in connection with or following the Merger) in marketing materials of the AIP Parties. The AIP Parties shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear. Section 5.16. Adjustments. All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof. Section 5.17. Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder. Section 5.18. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as Parties, and no past, present or future Affiliate, Representative, incorporator, member, partner or stockholder of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of the transactions contemplated hereby. Section 5.19. No Presumption Against Drafter. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. [Remainder of page intentionally left blank.]

[Signature Page to Shareholders Agreement] IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written. VECTRUS, INC. By: Name: Title: [Signatures continue on following page.]

[Signature Page to Shareholders Agreement] SHAREHOLDERS: VERTEX AEROSPACE HOLDCO LLC By: Name: Title: ALLY COMMERCIAL FINANCE LLC By: Name: Title: [SHAREHOLDER] By: Name: Title: [SHAREHOLDER] By: Name: Title: [SHAREHOLDER] By: Name: Title: